Exhibit 99.1
TranS1 Inc. Reports Operating Results for the First Quarter of 2010,
Issues Second Quarter Guidance
- First quarter revenues were $6.7 million -
- 692 TranS1 procedures performed globally in the quarter -
- Net loss per share was $0.31 for the quarter -
- Excluding special items, net loss per share was $0.22 for the quarter* -
WILMINGTON, NC — (GLOBE NEWSWIRE)— May 4, 2010—TranS1 Inc. (NASDAQ:TSON), a medical device company focused on designing, developing and marketing products that implement its proprietary minimally invasive surgical approach to treat degenerative disc disease and instability affecting the lower lumbar region of the spine, today announced its financial results for the first quarter ended March 31, 2010.
Comparison of Selected Financial Results (in millions, except per share data)

	Three Months Ended March 31,
	2010	2009
As reported:
Total revenue	$6.7	$8.7
Net loss	(6.4)	(5.2)
Net loss per common share	(0.31)	(0.25)
Excluding special items*:
Net loss	(4.6)	(4.5)
Net loss per common share	(0.22)	(0.22)

*	See “Reconciliation of GAAP Financial Information to Non-GAAP Financial Information” below.
Revenues were $6.7 million in the first quarter of 2010, representing a 23% decrease over revenues of $8.7 million in the first quarter of 2009. Domestic revenues were $6.0 million in the first quarter of 2010, compared to $8.2 million in the first quarter of 2009. Gross margin was 78.7% in the first quarter of 2010 as compared to 82.2% in the first quarter of 2009.
Net loss was $6.4 million and $5.2 million for the quarters ended March 31, 2010 and 2009, respectively. Net loss per common share was $0.31 in the first quarter of 2010 compared to a net loss per share of $0.25 in the first quarter of 2009.
Excluding special items, net loss in the first quarter of 2010 was $4.6 million, or $0.22 per common share, compared to net loss excluding special items of $4.5 million, or $0.22 per common share in the first quarter of 2009. Special items in the first quarter of 2010 consisted of management transition costs of $0.9 million, employee and director equity-based compensation of $0.5 million and inventory obsolescence reserves of $0.3 million. Special items in the first quarter of 2009 consisted of employee and director equity-based compensation of $0.6 million.

Cash, cash-equivalents and investments were $49.7 million as of March 31, 2010.
“We saw early signs of stabilization in our AxiaLIF product line this quarter as we continue to work with our current and prospective surgeon users, the payor community and the spine societies to help navigate the current reimbursement landscape,” commented Rick Randall, Chief Executive Officer of TranS1 Inc. “Additionally, the limited releases of our AxiaLIF 2L+, Avatar and Vectre product lines have all gone well and we are encouraged by surgeon feedback.”
TranS1 Outlook
For the second quarter ending June 30, 2010, the company expects total revenues in the range of $6.0 — $7.0 million.
Conference Call
TranS1 will host a conference call today at 5:30 pm ET to discuss its first quarter financial results. To listen to the conference call on your telephone, please dial (877) 881-2183 for domestic callers and (970) 315-0453 for international callers approximately ten minutes prior to the start time. The call will be concurrently webcast. To access the live audio broadcast or the archived recording, use the following link at http://ir.trans1.com/events.cfm.
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance, including net loss and loss per share, which are adjusted from results based on GAAP. Although “as adjusted” financial measures are non-GAAP financial measures, the Company believes that the presentation of “as adjusted” financial measures calculated to exclude “special items” are useful adjuncts to the GAAP “as reported” financial measures. “Special items” consist of an adjustment for equity-based employee and director compensation expense for each period, management transition costs incurred in the first quarter of 2010, including severance, recruiting and other personnel-related expenses, and inventory obsolescence reserves taken in the first quarter of 2010 for an existing product that is being replaced. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. We believe that providing a non-GAAP measure that adjusts for significant non-cash expenses, such as equity-based compensation expense and inventory obsolescence reserves, and significant non-recurring management transition expenses, allows comparison of our core operations from period to period. These non-GAAP measures may be considered in addition to results prepared in accordance with generally accepted accounting principles, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the most directly comparable GAAP measure.
About TranS1 Inc.
TranS1 is a medical device company focused on designing, developing and marketing products that implement its proprietary minimally invasive surgical approach to treat degenerative disc disease and instability affecting the lower lumbar region of the spine. TranS1 currently markets the AxiaLIF family of products for single and multilevel lumbar fusion and the Vectre and Avatar posterior fixation systems for lumbar fixation supplemental to AxiaLIF fusion. TranS1 was founded in May 2000 and is headquartered in Wilmington, North Carolina. For more information, visit www.trans1.com.
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks and uncertainties. These risks and uncertainties include, among other things, risks associated with the adoption of a new technology by spine surgeons, product development efforts, regulatory requirements, maintenance and prosecution of adequate intellectual property protection and other economic and competitive factors. These forward looking statements are based on the company’s expectations as of the date of this press release and the company undertakes no obligation to update information provided in this press release. For a discussion of risks and uncertainties associated with TranS1’s business, please review the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009.

TranS1 Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue	$6,713	$8,678
Cost of revenue	1,429	1,542

Gross profit	5,284	7,136

Operating expenses:
Research and development	1,255	1,326
Sales and marketing	7,697	9,150
General and administrative	2,639	2,041

Total operating expenses	11,591	12,517

Operating loss	(6,307)	(5,381)

Interest and other income (loss)	(49)	217

Net loss	$(6,356)	$(5,164)

Net loss per common share - basic and diluted	$(0.31)	$(0.25)

Weighted average common shares outstanding — basic and diluted	20,655	20,552

Stock-based compensation is included in operating expenses in the following categories:
Cost of revenue	$10	$18
Research and development	17	44
Sales and marketing	273	388
General and administrative	230	193

	$530	$643

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
GAAP net loss	$(6,356)	$(5,164)
Special items:
Management transition costs	939	—
Inventory obsolescence reserve	266	—
Stock based compensation	530	643

Net loss excluding special items	$(4,621)	$(4,521)

GAAP net loss per share	$(0.31)	$(0.25)
Special items:
Management transition costs	0.05	—
Inventory obsolescence reserve	0.01	—
Stock based compensation	0.03	0.03

Net loss per share excluding special items	$(0.22)	$(0.22)

Shares used in computing GAAP and non-GAAP loss per share	20,655	20,552

TranS1 Inc.
Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$28,751	$29,298
Short-term investments	20,960	25,953
Accounts receivable, net	4,577	3,926
Inventory	6,856	7,325
Prepaid expenses and other assets	658	676

Total current assets	61,802	67,178
Property and equipment, net	1,776	1,813

Total assets	$63,578	$68,991

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,141	$2,442
Accrued expenses	1,980	1,269

Total current liabilities	4,121	3,711

Stockholders’ equity
Common stock	2	2
Additional paid-in capital	136,943	136,402
Accumulated other comprehensive income (loss)	(13)	(5)
Accumulated deficit	(77,475)	(71,119)

Total stockholders’ equity	59,457	65,280

Total liabilities and stockholders’ equity	$63,578	$68,991

TranS1 Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net loss	$(6,356)	$(5,164)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	231	229
Stock-based compensation	530	643
Allowance for excess and obsolete inventory	276	35
Provision for bad debts	18	24
Loss on sale of fixed assets	71	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(669)	(659)
(Increase) decrease in inventory	193	(191)
(Increase) decrease in prepaid expenses	18	30
Increase (decrease) in accounts payable	(301)	48
Increase (decrease) in accrued expenses	711	50

Net cash used in operating activities	(5,278)	(4,955)

Cash flows from investing activities:
Purchase of property and equipment	(265)	(277)
Purchases of investments	(3,986)	(2,973)
Sales and maturities of short-term investments	8,979	18,919

Net cash provided by (used in) investing activities	4,728	15,669

Cash flows from financing activities:
Proceeds from issuance of common stock	3	21

Net cash provided by (used in) financing activities	3	21

Net increase (decrease) in cash and cash equivalents	(547)	10,735
Cash and cash equivalents, beginning of period	29,298	42,051

Cash and cash equivalents, end of period	$28,751	$52,786

CONTACT:
Investors:
TranS1 Inc.
Joe Slattery, 910-332-1700
Executive Vice-President and Chief Financial Officer
or
Westwicke Partners
Mark Klausner, 443-213-0501
mark.klausner@westwicke.com
Source: TranS1 Inc.